UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) OCTOBER 7, 2003

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

             COLORADO                   0-32237              98-0347827
    (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)            File Number)        Identification No.)

            1001 BRICKELL BAY DRIVE, SUITE 2202, MIAMI, FLORIDA 33131
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (305) 373-5725

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)














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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 24, 2003 and October 3, 2003, Galaxy Energy Corporation ("Galaxy") entered into Securities Purchase Agreements with several accredited investors (the "Investors") pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase, $5,640,000 principal amount of 7% Secured Convertible
Debentures due 24 months from their date of issuance and five-year warrants to purchase 2,867,797 shares of common stock at $0.71 per share and five-year warrants to purchase 2,867,797 shares of common stock at $0.83 per share. The financing was completed on October 7, 2003. The debentures are secured by a security interest in all oil and/or natural gas wells that are completed, as well as any oil and/or natural gas leases obtained. The debentures may be converted into shares of common stock at a price of $0.59 per share.

Galaxy expects to use the net proceeds from the financing to exercise an option to acquire and initiate drilling on certain Montana coal bed methane prospects, as well as for working capital.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants.

This summary description of the financing described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as Exhibits hereto.

The press release issued by Galaxy on October 7, 2003 relating to the financing is filed herewith as Exhibit 99.1

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-K NUMBER                          DOCUMENT

   10.1 Form of Securities Purchase Agreement dated as of September 24, 2003 between Galaxy Energy Corporation and the Purchaser named therein

   10.2        Form of 7% Secured Convertible Debenture due September 24, 2005

   10.3        Form of Common Stock Purchase Warrant Exercisable at $0.71 per
               Share

   10.4        Form of Common Stock Purchase Warrant Exercisable at $0.83 per
               Share

   99.1        Press Release issued October 7, 2003




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GALAXY ENERGY CORPORATION


October 8, 2003                     By:  /s/ MARC E. BRUNER
                                       -----------------------------------------
                                           Marc E. Bruner, President






















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